Exhibit 99.1

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of June 30, 2026
(dollar amounts in thousands)
(unaudited)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	8.0%	$74,030
Capital Goods	34.3	318,533
Commercial and Professional Services	23.9	221,583
Consumer Distribution and Retail	7.0	65,232
Consumer Durables and Apparel	3.4	31,605
Consumer Services	29.3	272,128
Data Centers	0.6	5,729
Energy	7.3	68,244
Financial Services	28.2	261,756
Food and Beverage	3.4	31,094
Gas Utilities	0.9	8,429
Health Care Equipment and Services	29.6	275,037
Household and Personal Products	4.4	40,931
Independent Power and Renewable Electricity Producers	6.0	55,629
Insurance	19.0	176,176
Materials	6.9	64,366
Pharmaceuticals, Biotechnology and Life Sciences	10.2	94,393
Real Estate Management and Development	0.2	1,995
Software and Services	78.2	726,042
Sports, Media and Entertainment	6.7	62,110
Technology Hardware and Equipment	2.2	20,867
Telecommunication Services	1.6	15,221
Transportation	5.7	53,073
Total United States (Cost $2,969,852)	317.0	2,944,203
Canada
Capital Goods	2.9	26,884
Consumer Durables and Apparel	0.1	1,134
Consumer Services	3.2	30,054
Financial Services	0.1	343
Health Care Equipment and Services	1.2	11,259
Insurance	4.5	41,536
Total Canada (Cost $112,186)	12.0	111,210
United Kingdom
Commercial and Professional Services	0.7	6,554
Consumer Distribution and Retail	0.6	5,013
Consumer Services	0.5	5,006
Financial Services	3.7	34,437
Food and Beverage	0.4	3,950

Investments	Percentage of Members’ Capital	Fair Value(1)
Insurance	1.3	11,572
Total United Kingdom (Cost $67,132)	7.2	66,532
France
Financial Services	0.3	3,198
Household and Personal Products	0.5	4,973
Materials	1.2	10,724
Software and Services	3.1	28,878
Total France (Cost $48,329)	5.1	47,773
Denmark
Health Care Equipment and Services	0.4	4,038
Pharmaceuticals, Biotechnology and Life Sciences	0.6	5,279
Software and Services	2.5	23,239
Total Denmark (Cost $33,311)	3.5	32,556
Jersey
Financial Services	2.7	24,644
Total Jersey (Cost $24,653)	2.7	24,644
Switzerland
Health Care Equipment and Services	2.3	21,817
Total Switzerland (Cost $22,287)	2.3	21,817
Luxembourg
Capital Goods	0.3	2,454
Consumer Services	0.7	6,964
Financial Services	0.5	4,503
Pharmaceuticals, Biotechnology and Life Sciences	0.4	3,487
Software and Services	—	378
Total Luxembourg (Cost $17,813)	1.9	17,786
Australia
Consumer Services	1.3	11,797
Total Australia (Cost $12,120)	1.3	11,797
Netherlands
Commercial and Professional Services	0.2	1,428
Food and Beverage	0.7	6,685
Telecommunication Services	0.2	1,685
Total Netherlands (Cost $9,880)	1.1	9,798
Belgium
Telecommunication Services	0.7	6,445
Total Belgium (Cost $6,466)	0.7	6,445
Spain
Pharmaceuticals, Biotechnology and Life Sciences	0.5	4,997
Total Spain (Cost $4,951)	0.5	4,997
Chile
Sports, Media and Entertainment	0.5	4,357
Total Chile (Cost $4,455)	0.5	4,357
Hong Kong
Consumer Services	0.5	4,956
Total Hong Kong (Cost $4,963)	0.5	4,956
Japan

Investments	Percentage of Members’ Capital	Fair Value(1)
Telecommunication Services	0.1	1,289
Total Japan (Cost $1,287)	0.1	1,289
Total First Lien Senior Secured Loans (Cost $3,339,685)	356.4%	$3,310,160
Second Lien Senior Secured Loans
United States
Software and Services	0.2	2,012
Sports, Media and Entertainment	1.8	17,024
Total United States (Cost $19,317)	2.0	19,036
Total Second Lien Senior Secured Loans (Cost $19,317)	2.0%	$19,036
Subordinated Senior Secured Loans
Italy
Independent Power and Renewable Electricity Producers
DINO BIDCO S.P.A., €321,428,571 par value, due 03/2032, 5.96% (EURIBOR + 3.50%)	39.6	367,104
Total Italy (Cost $367,248)	39.6	367,104
United States
Data Centers	2.3	21,771
Total United States (Cost $21,771)	2.3	21,771
Total Subordinated Senior Secured Loans (Cost $389,019)	41.9%	$388,875
Corporate Bonds
United States
Capital Goods	0.3	2,425
Commercial and Professional Services	0.2	1,739
Consumer Distribution and Retail	0.1	1,258
Financial Services	1.8	17,056
Food and Beverage	0.4	3,525
Independent Power and Renewable Electricity Producers	0.2	1,928
Pharmaceuticals, Biotechnology and Life Sciences	0.2	1,759
Telecommunication Services	0.1	819
Total United States (cost $30,513)	3.3	30,509
Total Corporate Bonds (cost $30,513)	3.3%	$30,509
Preferred Equity
United States
Consumer Services	—	2
Total United States (Cost $2)	—	2
Total Preferred Equity (Cost $2)	—%	$2
Other Equity
Canada
Consumer Services	—	2
Total Canada (Cost $2)	—	2
United States
Automobiles and Components	—	1
Capital Goods	—	1
Consumer Distribution and Retail	—	1
Consumer Services	—	2
Health Care Equipment and Services	—	1
Insurance	—	1
Materials	—	1

Investments	Percentage of Members’ Capital	Fair Value(1)
Sports, Media and Entertainment	—	1
Total United States (Cost $9)	—	9
Total Other Equity (Cost $11)	—%	$11
Total Investments (Cost $3,778,547)	403.6%	$3,748,593

Derivative Contracts
Forward Contracts
Foreign Currency	(0.1)%	$(235)
Total Foreign Currency	(0.1)	(235)
Total Derivative Contracts	(0.1)%	$(235)

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026.

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of December 31, 2025
(dollar amounts in thousands)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	6.6%	$31,986
Capital Goods	20.9	101,739
Commercial and Professional Services
Accommodations Plus Technologies LLC, $27,499 funded par value, due 05/2032, 8.94% (SOFR + 5.25%)	5.7	27,499
Other	21.7	105,359
Consumer Distribution and Retail	13.9	67,466
Consumer Durables and Apparel	4.8	23,156
Consumer Services	20.6	99,979
Data Centers	1.1	5,629
Energy	4.2	20,216
Financial Services	25.2	122,073
Food and Beverage	3.5	17,044
Gas Utilities	0.8	3,885
Health Care Equipment and Services	33.6	162,901
Household and Personal Products
Silk Holdings III LLC, $26,140 funded par value, due 12/2032, 8.34% (SOFR + 4.50%)	5.4	25,878
Other	4.5	22,135
Independent Power and Renewable Electricity Producers	3.8	18,453
Insurance	23.6	114,625
Materials	4.6	22,295
Pharmaceuticals, Biotechnology and Life Sciences	10.3	50,251
Software and Services
Victors Purchaser, LLC, $30,175 funded par value, due 12/2032, 8.19% - 8.23% (SOFR + 4.50%)	6.2	30,099
Other	88.8	430,759
Sports, Media and Entertainment	5.9	28,454
Technology Hardware and Equipment	1.5	7,340
Telecommunication Services	1.7	8,078
Transportation	3.0	14,672
Total United States (Cost $1,564,200)	321.9	1,561,971
Canada
Capital Goods	1.7	8,057
Consumer Durables and Apparel	0.2	1,179
Financial Services	0.1	357
Health Care Equipment and Services	1.2	5,987
Insurance	6.6	32,112
Total Canada (Cost $46,790)	9.8	47,692
United Kingdom
Consumer Services	0.6	2,850

Investments	Percentage of Members’ Capital	Fair Value(1)
Financial Services
Convera International Financial S.a r.l., $22,033 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	4.5	22,033
Convera International Holdings Limited, $4,808 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	1.0	4,808
Food and Beverage	0.8	3,999
Insurance	1.6	7,504
Total United Kingdom (Cost $41,190)	8.5	41,194
Jersey
Financial Services
Medlar Bidco Limited, €21,578 funded par value, due 05/2032, 6.99% (EURIBOR + 5.00%)	5.1	24,952
Total Jersey (Cost $24,625)	5.1	24,952
Luxembourg
Consumer Services	0.8	4,008
Health Care Equipment and Services	0.1	271
Software and Services	0.1	378
Total Luxembourg (Cost $4,658)	1.0	4,657
Australia
Consumer Services	0.2	1,177
Total Australia (Cost $1,142)	0.2	1,177
Total First Lien Senior Secured Loans (Cost $1,682,605)	346.5%	$1,681,643
Other Equity
United States
Consumer Distribution and Retail	—	1
Total United States (Cost $1)	—	1
Total Other Equity (Cost $1)	—%	$1
Total Investments (Cost $1,682,606)	346.5%	$1,681,644

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Annual Report on Form 10-K for the year ended December 31, 2025.